Exhibit 99.1

XPO Logistics Releases Preliminary Results for Fourth Quarter 2013

GREENWICH, Conn. – January 27, 2014 – XPO Logistics, Inc. (“the company”) (NYSE: XPO) today announced the following preliminary expected financial results for the fourth quarter ended December 31, 2013.

Based on the information available as of January 27, 2014 and the expectations outlined below, the company has achieved its 2013 targets for an annual revenue run rate of more than $1 billion as of December 31; and positive earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fourth quarter.

The company further expects its financial results for the fourth quarter ended December 31, 2013, to include:

•	Total revenue in the range of $256.0 million and $258.0 million, reflecting an increase of 135% to 137%, respectively, from the fourth quarter of 2012.

•	Gross profit in the range of $52.5 million and $53.5 million, reflecting a gross margin percentage of 20.5% to 20.7%, an increase of 610 to 630 basis points from the gross margin percentage of 14.4% for the fourth quarter of 2012. The increase in gross margin percentage reflects increases in gross margin percentage across all of the company’s segments.

•	Truckload brokerage gross margin as a percentage of revenue, excluding last-mile operations, in the range of 14.4% to 14.7%. This represents a sequential improvement from 13.6% for the third quarter of 2013, and a year-over-year improvement from 13.4% for the fourth quarter of 2012.

•	Positive EBITDA performance in the quarter after the following expected negative impacts: $1.1 million to $1.3 million of transaction costs; $0.9 million to $1.1 million of litigation costs; and $1.3 million to $1.5 million of non-cash share based compensation cost.

The above information is subject to change as the company completes its financial close process and its outside auditors audit such information.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America: the fourth largest freight brokerage firm, the largest provider of heavy goods, last-mile logistics, and the largest manager of expedited shipments, with growing positions in managed transportation, global freight forwarding, less-than-truckload brokerage and intermodal. The company facilitates more than 20,000 deliveries a day throughout the U.S., Mexico and Canada.

XPO Logistics currently has 92 locations and over 2,200 employees operating in the United States and Canada. Its three business segments – freight brokerage, expedited transportation and freight forwarding – use relationships with ground, sea and air carriers to serve over 9,500 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. The company has approximately 400 trucks under exclusive contract and over 24,000 additional relationships with carriers that provide capacity. For more information: www.xpologistics.com

Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the Securities and Exchange Commission and the following: economic conditions generally; competition; our ability to find other suitable acquisition candidates and execute our acquisition strategy; Pacer International, Inc. (“Pacer”) shareholder approval and the satisfaction of other closing conditions to the consummation of our pending acquisition of Pacer; the expected closing date for the acquisition of Pacer; the expected impact of the acquisition of Pacer, including the expected impact on the Company’s results of operations; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our growth strategy, including retention of Pacer’s management team; litigation, including litigation related to alleged misclassification of independent contractors; our ability to develop, implement and maintain a suitable information technology system; our ability to maintain positive relationships with our network of third party transportation providers; our ability to retain our and Pacer’s largest customers; our ability to successfully integrate Pacer and other acquired businesses; and governmental regulation. All forward-looking statements set forth herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpologistics.com

Media Contact:

XPO Logistics, Inc.

Brunswick Group

Gemma Hart, Darren McDermott, +1-212-333-3810